EXHIBIT 99.1

News Release

First Solar, Inc. Announces Fourth Quarter & Full Year 2016 Financial Results

•	Net sales of $3.0 billion for 2016 and $480 million for the fourth quarter

•	GAAP loss per share of $(3.48) for 2016 and $(6.92) for the fourth quarter

•	Non-GAAP EPS of $5.17 for 2016 and $1.24 for the fourth quarter

•	Cash and marketable securities of $2.0 billion, net cash of $1.8 billion

•	Maintain Non-GAAP 2017 EPS guidance

TEMPE, Ariz., February 21, 2017 – First Solar, Inc. (Nasdaq: FSLR) today announced financial results for the fourth quarter and year ended December 31, 2016. Net sales for the fourth quarter were $480 million, a decrease of $208 million from the prior quarter due to the completion of multiple systems projects during the quarter, partially offset by higher module-only sales.

The Company reported a fourth quarter loss per share of $(6.92), compared to earnings per share of $1.63 in the prior quarter. The fourth quarter was impacted by pre-tax charges of $729 million, primarily related to previously announced restructuring actions. Restructuring related charges in the third quarter were $4 million. Fourth quarter non-GAAP earnings per share, adjusted for restructuring charges and a tax expense associated with a distribution of cash to the United States, were $1.24. Net income decreased versus the prior quarter as a result of lower net sales, higher restructuring charges and an increase in tax expense, partially offset by an increase in equity in earnings. During the fourth quarter, the Company completed the sale of its remaining interest in the Desert Stateline project and recognized $125 million of profit, net of tax, in equity in earnings.

Cash and marketable securities at the end of the fourth quarter decreased slightly to $2.0 billion from $2.1 billion in the prior quarter. The decrease was due to the repayment in full of the Company’s borrowing under its revolving credit facility, largely offset by cash from project sales. Cash flows from operations were $268 million in the fourth quarter. The approximately $280 million of proceeds received in the quarter from the sale of the remaining interest in the Desert Stateline project were treated as an investing cash flow.

“Despite the difficult restructuring decisions that we undertook in the fourth quarter, we ended the year with strong operational results,” said Mark Widmar, CEO of First Solar. “Our best line exited the quarter running above 16.9% conversion efficiency, and for the full year our fleet averaged 16.4% efficiency, an 80 basis point improvement over the prior year. From a financial perspective we delivered full year non-GAAP earnings per share of $5.17, exceeding our guidance for the year. We ended the year with $1.8 billion of net cash and are well positioned as we move forward with our Series 6 transition.”

The Company updated its 2017 revenue guidance, operating expenses and earnings per share as reflected in the following table. The revised net sales guidance incorporates the final structuring of the Moapa project sale which allowed for full revenue recognition on the project while the revised operating expenses guidance reflects the timing of certain restructuring charges that are now anticipated in 2017.

2017 Guidance	Prior GAAP	Current GAAP	Prior Non-GAAP	Current Non-GAAP
Net Sales	$2.5B to $2.6B	$2.8B to $2.9B
Gross Margin %	12.5% to 14.5%	11% to 13%
Operating Expenses	$290M to $305M	$335M to $380M	$280M to $300M	Unchanged
Operating Income	$30M to $75M	($40M) to $25M	$40M to $80M	Unchanged
Earnings per Share	($0.10) to $0.45	($0.80) to ($0.05)	$0.00 to $0.50	Unchanged
Net Cash Balance	$1.4B to $1.6B	Unchanged
Operating Cash Flow[1]	$550M to $650M	$250M to $350M
Capital Expenditures	$525M to $625M	Unchanged
Shipments	2.4GW to 2.6GW	Unchanged

1.	Defined as cash and marketable securities less expected debt at the end of 2017

www.firstsolar.com

For a reconciliation of the non-GAAP measures presented above to measures presented in accordance with generally accepted accounting principles in the United States (“GAAP”), see the tables below.

First Solar has scheduled a conference call for today, February 21, 2017 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call is available at http://investor.firstsolar.com/events.cfm.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until February 28, 2017 at 7:30 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States or 719-457-0820 if you are calling from outside the United States and entering the replay pass code 6887174. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and will remain available for approximately 90 calendar days.

About First Solar, Inc.
First Solar is a leading global provider of comprehensive photovoltaic (“PV”) solar systems which use its advanced module and system technology. The Company's integrated power plant solutions deliver an economically attractive alternative to fossil-fuel electricity generation today. From raw material sourcing through end-of-life module recycling, First Solar's renewable energy systems protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com.

For First Solar Investors
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: effects on our financial statements and guidance resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments in unconsolidated affiliates and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; our ability to reduce the costs to construct PV solar power systems; research and development programs and our ability to improve the conversion efficiency of our solar modules; our ability to expand manufacturing capacity worldwide; sales and marketing initiatives; and competition. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in Item 1A “Risk Factors,” of our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors
Steve Haymore
+1 602 414-9315
stephen.haymore@firstsolar.com

First Solar Media
Steve Krum
+1 602-427-3359
steve.krum@firstsolar.com

www.firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,347,155	$1,126,826
Marketable securities	607,991	703,454
Accounts receivable trade, net	266,687	500,629
Accounts receivable, unbilled and retainage	205,530	59,171
Inventories	363,219	380,424
Balance of systems parts	62,776	136,889
Deferred project costs	701,105	187,940
Notes receivable, affiliates	15,000	1,276
Prepaid expenses and other current assets	217,157	248,977
Total current assets	3,786,620	3,345,586
Property, plant and equipment, net	629,142	1,284,136
PV solar power systems, net	448,601	93,741
Project assets and deferred project costs	800,770	1,111,137
Deferred tax assets, net	252,655	357,693
Restricted cash and investments	371,307	333,878
Investments in unconsolidated affiliates and joint ventures	242,361	399,805
Goodwill	14,462	84,985
Other intangibles, net	87,970	110,002
Inventories	100,512	107,759
Notes receivable, affiliates	54,737	17,887
Other assets	78,076	69,722
Total assets	$6,867,213	$7,316,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$148,730	$337,668
Income taxes payable	5,288	1,330
Accrued expenses	262,977	409,452
Current portion of long-term debt	27,966	38,090
Billings in excess of costs and estimated earnings	115,623	87,942
Payments and billings for deferred project costs	284,440	28,580
Other current liabilities	54,683	57,738
Total current liabilities	899,707	960,800
Accrued solar module collection and recycling liability	166,277	163,407
Long-term debt	160,422	251,325
Other liabilities	428,120	392,312
Total liabilities	1,654,526	1,767,844
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 104,034,731 and 101,766,797 shares issued and outstanding at December 31, 2016 and 2015, respectively	104	102
Additional paid-in capital	2,759,211	2,742,795
Accumulated earnings	2,463,279	2,790,110
Accumulated other comprehensive (loss) income	(9,907)	15,480
Total stockholders’ equity	5,212,687	5,548,487
Total liabilities and stockholders’ equity	$6,867,213	$7,316,331

www.firstsolar.com

FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net sales	$480,434	$942,324	$2,951,328	$3,578,995
Cost of sales	416,845	710,886	2,247,349	2,659,728
Gross profit	63,589	231,438	703,979	919,267
Operating expenses:
Research and development	29,471	36,728	124,762	130,593
Selling, general and administrative	70,370	62,887	261,994	255,192
Production start-up	214	—	1,021	16,818
Restructuring and asset impairments	728,946	—	818,792	—
Total operating expenses	829,001	99,615	1,206,569	402,603
Operating (loss) income	(765,412)	131,823	(502,590)	516,664
Foreign currency loss, net	(5,748)	(1,887)	(14,007)	(6,868)
Interest income	6,364	6,072	25,193	22,516
Interest expense, net	(3,182)	(4,180)	(20,538)	(6,975)
Other (expense) income, net	(8,473)	(1,773)	40,252	(5,502)
(Loss) income before taxes and equity in earnings of unconsolidated affiliates	(776,451)	130,055	(471,690)	519,835
Income tax (expense) benefit	(89,707)	15,290	(58,219)	6,156
Equity in earnings of unconsolidated affiliates, net of tax	146,298	18,790	171,945	20,430
Net (loss) income	$(719,860)	$164,135	$(357,964)	$546,421
Net (loss) income per share:
Basic	$(6.92)	$1.62	$(3.48)	$5.42
Diluted	$(6.92)	$1.60	$(3.48)	$5.37
Weighted-average number of shares used in per share calculations:
Basic	103,970	101,400	102,866	100,886
Diluted	103,970	102,293	102,866	101,815

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Non-GAAP Financial Measures

In the press release above, we provided non-GAAP earnings per share for the three months and year ended December 31, 2016. We have included these non-GAAP financial measures to adjust for (i) restructuring, asset impairment and related charges primarily associated with the transition from Series 4 to Series 6 production and the end of our crystalline silicon operations, (ii) write-downs of certain crystalline silicon module inventories, (iii) contingent consideration adjustments related to the likelihood of achieving certain crystalline silicon module shipment milestones in connection with our TetraSun acquisition, (iv) the reversal of a liability associated with an uncertain tax position related to the income of a foreign subsidiary, (v) the tax expense associated with a distribution of cash to the United States from a foreign subsidiary and (vi) the tax effect associated with these items. We believe non-GAAP earnings per share, when taken together with corresponding GAAP financial measures, to be relevant and useful information to our investors because it provides them with additional information in assessing our financial operating results. Our management uses this non-GAAP financial measure in evaluating our operating performance. However, this measure has limitations, including that it excludes the effect of certain changes to our assets and liabilities and certain amounts that we may ultimately have to pay in cash. Accordingly, this non-GAAP financial measure should be considered in addition to, and not as a substitute for, or superior to net earnings per share prepared in accordance with GAAP. The following is the reconciliation of earnings per share prepared in accordance with GAAP to non-GAAP earnings per share for each period presented (in millions, except per share amounts):

Three Months Ended December 31, 2016
Net loss	$(719.9)
Restructuring and asset impairments	728.9
Write-downs of crystalline silicon module inventories	2.6
Tax expense on cash distribution	195.6
Tax effect	(78.1)
Non-GAAP net income	$129.1

Weighted-average number of shares used for diluted earnings per share	104.0
GAAP loss per share	$(6.92)

Weighted-average number of shares used for diluted earnings per share	104.3
Non-GAAP earnings per share	$1.24

Year Ended December 31, 2016
Net loss	$(358.0)
Restructuring and asset impairments	818.8
Write-downs of crystalline silicon module inventories	16.0
TetraSun contingent consideration adjustments	(7.4)
Foreign tax benefit	(35.4)
Tax expense on cash distribution	195.6
Tax effect	(94.7)
Non-GAAP net income	$534.9

Weighted-average number of shares used for diluted earnings per share	102.9
GAAP loss per share	$(3.48)

Weighted-average number of shares used for diluted earnings per share	103.4
Non-GAAP earnings per share	$5.17

www.firstsolar.com

In the press release above, we provided non-GAAP guidance as of the date of this press release for our operating expenses, operating income and earnings per share for the year ending December 31, 2017 (“non-GAAP 2017 guidance”). We have included these forward-looking non-GAAP financial measures to adjust our GAAP projections of such financial measures for, as applicable (i) restructuring, asset impairment and related charges primarily associated with the transition from Series 4 to Series 6 production and (ii) additional restructuring activities expected during the remainder of the year. Other GAAP charges, including those related to certain asset impairments, restructuring programs or litigation, that would be excluded from non-GAAP earnings per share are possible for the periods presented, but such amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges are also dependent upon future events and valuations that have not yet occurred or been performed. We believe these forward-looking non-GAAP financial measures, when taken together with our corresponding financial guidance based on GAAP, to be relevant and useful information to our investors because they provide them with additional information in assessing our financial operating results. Our management also uses such non-GAAP guidance in evaluating our operating performance. However, such measures have limitations, including that they exclude the effect of certain changes to our assets and liabilities, certain amounts that we may ultimately have to pay in cash and certain tax impacts. Accordingly, these forward-looking non-GAAP financial measures that exclude the aforementioned items should be considered in addition to, and not as substitutes for or superior to, financial guidance based on GAAP. The following are the reconciliations of our non-GAAP 2017 guidance to our current and prior GAAP guidance (in millions, except per share amounts):

Reconciliation of Non-GAAP 2017 Guidance to GAAP 2017 Guidance

	GAAP Guidance	Restructuring Charges[1]	Non-GAAP Guidance
Operating expenses	$335 to $380	$(55) to $(80)	$280 to $300
Operating income	$(40) to $25	$80 to $55	$40 to $80
Earnings per share	$(0.80) to $(0.05)	$0.80 to $0.55	$0.00 to $0.50

1.	$55 to $80 million of restructuring related charges associated with the acceleration of our transition to Series 6 module manufacturing

Reconciliation of Prior Non-GAAP 2017 Guidance to Prior GAAP 2017 Guidance

	GAAP Guidance	Restructuring Charges[1]	Non-GAAP Guidance
Operating expenses	$290 to $305	$(10) to $(5)	$280 to $300
Operating income	$30 to $75	$10 to $5	$40 to $80
Earnings per share	$(0.10) to $0.45	$0.10 to $0.05	$0.00 to $0.50

1.	$5 to $10 million of other charges related to restructuring of manufacturing operations

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